SUB - ITEM 77Q1(a)

The Appendix A, dated June 28, 2005 to the Master Amended and Restated By-Laws for MFS Multimarket Income Trust, dated January 1, 2002 as revised June 23, 2004, is contained in Post-Effective Amendment No. 57 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 28, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.